Exhibit 99.9

SEVENTH AMENDMENT TO

DECLARATION OF THE MOLINA FAMILY TRUST
WITH RESPECT TO SURVIVOR’S TRUST

MARY R. MOLINA hereby declares as follows:

1.                                      Background.

A.                                    C. DAVID MOLINA, M.D., and I, under the name MARY ROSE MOLINA, executed that certain Declaration of Trust of the Molina Family Trust, dated September 19, 1990, and amended such Declaration of Trust pursuant to that certain Clarification of Section 1.04(b), dated November 4, 1990, that certain First Amendment to the Molina Family Trust, dated November    , 1991, that certain Second Amendment to the Molina Family Trust, dated December 19, 1994, that certain Third Amendment and Restatement of the Declaration of the Molina Family Trust, dated. December 6, 1996, and that certain Fourth Amendment to Declaration of the Molina Family Trust, dated December 6, 1996 (collectively “Declaration”).

B.                                    Pursuant to paragraph 4.04A of the Declaration, the “Survivor’s Trust” was established following the death of C. DAVID MOLINA, M.D. Such trust is also known as the “MARY R. MOLINA LIVING TRUST.”

C.                                    After the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST, was established, I amended such trust pursuant to that certain Fifth Amendment to Declaration of the Molina Family Trust with Respect to Survivor’s Trust and pursuant to that certain Sixth Amendment to Declaration of the Molina Family Trust with Respect to Survivor’s Trust.

D.                                    Pursuant to paragraph 13.02 of the Declaration, I have the ability to further amend the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST.

E.                                     By this document, I wish to amend the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST, as provided herein.

2.                                      Amendment to Survivor’s Trust. Paragraph 5.03 of the Declaration is hereby modified as follows: I have established a number of grantor retained annuity

Seventh Amendment to Declaration of the

Molina Family Trust With Respect to Survivor’s Trust

trusts, and I will likely establish more of such trusts (each such prior and future trust a “GRAT”). No estate tax or other death-related taxes related to my interest (including that of my estate) in any GRAT shall be charged to such GRAT or to the Annuity Amounts (as defined in such GRAT) payable from such GRAT to me (or my estate), and I hereby waive any right of my estate and/or the trustee to recover estate taxes or other death-related taxes from such GRAT or from such Annuity Amounts under Internal Revenue Code Section 2207B, under the California Probate Code or under any other applicable law.

3.                                      In all other respects, the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST, as previously amended, shall remain unchanged and in full force and effect.

4.                                      This Seventh Amendment to Declaration of the Molina Family Trust With Respect to Survivor’s Trust and the Acceptance by Co-Trustees set forth below may be executed in counterparts and shall be deemed fully executed when each party has executed a counterpart, and may be delivered by electronic transmission.

Date: June 15, 2010.

/s/ Mary R. Molina
MARY ROSE MOLINA,
ALSO KNOWN AS MARY R. MOLINA

By:	/s/ Joseph M. Molina, M.D.
JOSEPH MARION MOLINA, M.D.,
ATTORNEY-IN-FACT FOR
MARY R. MOLINA

Seventh Amendment to Declaration of the

Molina Family Trust With Respect to Survivor’s Trust

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Acceptance by Co-Trustees

I hereby accept the foregoing Seventh Amendment to the Declaration of the Molina Family Trust with Respect to Survivor’s Trust.

Date: June 15, 2010.	/s/ Curtis Pedersen
CURTIS PEDERSEN, Trustee

I hereby accept the foregoing Seventh Amendment to the Declaration of the Molina Family Trust with Respect to Survivor’s Trust.

Date: June 15, 2010.	/s/ William Dentino
WILLIAM DENTINO, Trustee

Seventh Amendment to Declaration of the

Molina Family Trust With Respect to Survivor’s Trust

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STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On June 15, 2010, before me, Lydia Leyn, Notary Public, personally appeared JOSEPH MARION MOLINA, M.D., who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

/s/ Lydia Leyn	[Seal]

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On June 18, 2010, before me, Lydia Leyn, Notary Public, personally appeared CURTIS PEDERSEN, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

/s/ Lydia Leyn	[Seal]

Seventh Amendment to Declaration of the

Molina Family Trust With Respect to Survivor’s Trust

Acknowledgements

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF PLACER	)

On June 15, 2010, before me, Susan J. Stewart, Notary Public, personally appeared WILLIAM DENTINO, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

/s/ Susan J. Stewart	[Seal]

Seventh Amendment to Declaration of the

Molina Family Trust With Respect to Survivor’s Trust

Acknowledgements